UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2018, EverQuote, Inc., as tenant (the “Company”), entered into a Seventh Amendment to Lease (the “Lease Amendment”), with BMR-Broadway LLC, the landlord (the “Landlord”) for Company’s principal executive offices. Pursuant to the Lease Amendment, Company agreed to lease an additional 7,148 square feet (the “Additional Premises”) of office space at the Company’s principal executive offices in Cambridge, Massachusetts from Landlord commencing on March 24, 2019, or the date of delivery of the Additional Premises by Landlord if later (such actual date of delivery, the “Lease Commencement Date”). The Additional Premises will expand Company’s leased square footage in the building to approximately 32,400 square feet (the “Leased Premises”). The term will commence on the Lease Commencement Date and expire on September 30, 2024.

The Company is obligated to pay an annual rent on the Additional Premises of $80.00 per square foot beginning one month after the Lease Commencement Date (the “Rent Commencement Date”), for total additional annual base rent of $0.6 million, which amount will increase by $1.00 per square foot upon each one-year anniversary of the Rent Commencement Date.

Subject to certain restrictions, Company shall also have an ongoing right of first offer during the term of the lease to lease additional space on the building’s third floor if such space becomes available. Company shall also be entitled to reimbursement of up to $71,480 for certain improvements made by Company to the Additional Premises.

Company is required to pay its pro rata share of all operating costs and taxes incurred by the Landlord for the building, determined by the ratio of square feet of the Leased Premises to the rentable area of the building.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Seventh Amendment to Lease, dated as of September 26, 2018, by and between EverQuote, Inc. and BMR-Broadway LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: October 1, 2018	By:	/s/ David Mason
David Mason
General Counsel